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                 FIRST AMENDMENT TO SEVERANCE AND SERVICES AGREEMENT


    This First Amendment to Severance and Services Agreement (this "Amendment") dated as of February 14, 1997, is by and between Destec Energy, Inc., a Delaware corporation (the "Company"), and Enrique M. Larroucau ("Employee").


                                 W I T N E S S E T H


    WHEREAS, the Company and Employee entered that certain Severance and Services Agreement (the "Agreement") dated as of May 3, 1994, pursuant to which the Company agreed to provide certain severance benefits to Employee in the event Employee's employment with the Company is terminated subsequent to Change in Control (as defined in the Agreement) under certain circumstances; and

    WHEREAS, the Company and Employee wish to modify the Agreement in certain respects.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. The text of Subsection 4(D)(ii) be deleted in its entirety, and the following be substituted in its place:

         (ii) SEVERANCE PAYMENT. In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, not later than the fifth (5th) day following the Date of Termination, a lump sum severance payment (the "Severance Payment") equal to 1.30 times the sum of:

              (1) the greater of (a) your annual rate of base salary in effect on the Date of Termination, and (b) your annual rate of base salary in effect immediately prior to the Change in Control, (such greater amount being referred to herein as the "Salary Factor"), plus

              (2) an amount (the "Bonus Factor") calculated by multiplying the Salary Factor by a percentage equal to the greater of (a) the average percentage bonus (annualized in the case of any bonus paid with respect to a partial year) paid to you in respect of the three years preceding the Date of Termination, (or the period of your employment, if less than three (3) years) determined for each such year as a percentage of the base salary paid to you in respect of the relevant year, and (b) the average percentage bonus (annualized in the case of any bonus paid with respect to a partial year) paid to you in respect of the three years preceding the Change in Control, (or the period of your

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              employment, if less than three (3) years determined for each such year as a percentage of the base salary paid to you in respect of the relevant year.

         2. The text of Section 5 be deleted in its entirety, and the following be substituted in its place:

              5. ADVISORY ARRANGEMENT. If your employment by the Company shall be terminated by the Company other than for Cause, Retirement or Disability or by you for Good Reason, then for a period of four (4) months following the date of such termination of employment (the "Advisory Period"), you shall be engaged by the Company as an advisor on the following terms and conditions:

              (A) ADVISORY SERVICES. During the Advisory Period you will perform advisory services for the Company and its subsidiaries as the Board may reasonably request from time to time, it being understood that you will be expected to provide at least 60 days of advisory services. You agree to make yourself available on a reasonable basis during the Advisory Period to provide such services. Advisory services will be performed at times and places mutually convenient to you and the Company.

              (B) INDEPENDENT CONTRACTOR. As an advisor to the Company you will act in the capacity of an independent contractor and not as an employee of the Company. The Company will not exercise discretion or control over you in the performance of your advisory services, nor shall it require your compliance with orders or instructions. You will act solely in an advisory capacity and in consequence will not have authority to act for the Company or to give instructions or orders on behalf of the Company or to make any decisions or commitments for or on behalf of the Company.

              (C) COMPENSATION. The Company will pay you, in consideration for the advisory services to be provided hereunder, an aggregate amount equal to 0.7 times the sum of the Salary Factor and the Bonus Factor, plus reimbursement of your reasonable out of pocket expenses. Such amount shall be paid in equal monthly installments over the term of the Advisory Period. The Company retains the right to withhold and deduct from any such payment all sums which it may be required to deduct or withhold pursuant to applicable law.

    3. The Agreement, as hereby amended, is and shall remain the binding obligation of the Company and, except to the extent amended by this Amendment, all the terms, provisions, conditions, agreements, covenants, representations, warranties, and powers contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

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    4.   All references in the Agreement to "this Agreement" and any other reference of similar import shall henceforth mean the Agreement as amended by this Amendment.

    5. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions of this Amendment shall govern and control.

    6. Capitalized terms used herein shall have the meanings described in the Agreement unless otherwise defined herein.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above.


                                  DESTEC ENERGY, INC.

                                  By: /s/ C. F. GOFF
                                      ---------------------------------------
                                      C. F. Goff
                                      President and Chief Executive Officer



                                  /s/ ENRIQUE M. LARROUCAU
                                  ------------------------------------------
                                      Enrique M. Larroucau